CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                COMPUTATION OF PER SHARE EARNINGS
              (in thousands except per share data)     EXHIBIT 11

                                                           Net Income
                                                       ------------------
                                                        Three Months Ended
                                                            March 31,
                                                       -------------------
                                                         1997      1996
                                                       -------------------
Computation of Earnings Per Common
<F1>
  and Common Equivalent Share (a):
----------------------------------
Reported Income                                        $ 8,487   $12,197
                                                       =======   =======

Average number of shares used to
  compute earnings per common share                     10,002     9,867

Effect of unexercised stock options                         39        70
                                                       -------   -------
Average number of shares used to
  compute earnings per common
  and common equivalent share                           10,041     9,937
                                                       =======   =======
Earnings per common and
  common equivalent share                              $   .85   $  1.23
                                                       =======   =======

Computation of Earnings Per
  Common Share Assuming
<F1>
  Full Dilution (a):
---------------------------
Reported Income                                        $ 8,487   $12,197
                                                       =======   =======
Average number of shares used to
  compute earnings per common share                     10,002     9,867

Effect of unexercised stock options                         39        70
                                                       -------   -------
Average number of shares used to
  compute earnings per common share
  assuming full dilution                                10,041     9,937
                                                       =======   =======
Earnings per common share
  assuming full dilution                               $   .85   $  1.23
                                                       =======   =======

------------------
<F1>
(a)  This calculation is submitted in accordance with Regulation S-K Item 601 (b) (11)
although it is not required by APB Opinion No. 15 because it results in dilution of less than
3%.
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